UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2008

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On February 21, 2008, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing fourth quarter and year end 2007 results.  Specifically, the Company announced that for the fourth quarter of 2007:

•	net revenues were $120.6 million;
•	station operating expenses were $68.7 million;
•	operating loss was $0.8 million; and
•	net loss was $9.4 million.

In addition, the Company announced that for the year ended December 31, 2007:

•	net revenues were $468.4 million;
•	station operating expenses were $283.5 million;
•	operating income was $41.9 million; and
•	net loss was $8.4 million.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2008, the Board of Directors (the “Board”) of Entercom Communications Corp. (the “Company”) approved and adopted Amended and Restated Bylaws of the Company (the “Bylaws”).  The changes to the Bylaws, which were effective on February 19, 2008, include the following:

—              Update Section 3.07 to clarify that electronic participation at meetings by video conferencing is permitted.

—              Revise Section 4.03 to provide that a special meeting of shareholders may also be called by the Chief Executive Officer of the Company.

—              Update Section 4.17(a) to confirm that shareholder proposals must comply with SEC Rule 14a-8 dealing with the procedures for making a shareholder proposal.

—              Revise Section 5.02(a) to read as follows: “A Director of the Corporation need not be a resident of the Commonwealth of Pennsylvania nor a shareholder of the Corporation.”  This Section previously stated “Each director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.”

—              Revise Section 5.03(a) to reduce minimum size of the board of directors to five members from seven members, as previously provided.

—              Revise Section 5.03(d) to delete the following phrase which is no longer relevant: “commencing with the annual meeting of shareholders to be held in 1999.”

—              Revise Section 5.08 and 5.09 to provide that a regular and special meeting of the Company’s Board of Directors may also be called by the Chief Executive Officer of the Company.

—              Revise Sections 6.04, 6.05, 6.06 and 10.02 to eliminate the authority of the Chairman to: (i) remove officers of the Company (Section 6.04); (ii) fill officer vacancies (Section 6.05); (iii) confer authority upon the officers of the Company (Section 6.06); and (iv) execute certain instruments on behalf of the Company (Section 10.2).

—              Revise Section 6.07, to delete the following provision: “In addition, the Chairman shall exercise general supervisory authority over the affairs of the Corporation, shall supervise the activities of the CEO, the President and any other officers of the Corporation, shall present to the annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year.”

—              Revise Section 6.08 to provide that the Chief Executive Officer is subject to the control, receives authority from and reports to the Board of Directors and not the Board of Directors as well as the Chairman, as previously provided.

—              Revise Sections 6.09, 6.10, 6.11, 6.12, 6.13, and 6.14 to provide that the President, Vice Presidents, Secretary, Chief Operating Officer, Chief Financial Officer and Treasurer shall perform the duties assigned by the Board and Chief Executive Officer and not the Board, Chief Executive Officer as well as the Chairman, as previously provided.

—              Update Section 6.10 to clarify that certain Vice Presidents may be designated as Executive Vice President.

—              Update Article VII, regarding Share Certificates, to be consistent with the Company’s Articles of Incorporation which now permits uncertificated shares.

—              Revise Section 9.01 to delete the requirement that dividends be paid out of unrestricted earned surplus.

In addition to the foregoing, there are several other non-substantive “clean-up” changes including updating the Company’s address, grammatical corrections and capitalization changes of defined terms.  The amended and restated Bylaws are filed as Exhibit 3.1 to this Current Report.

Item 9.01.      Exhibits

(c)           Exhibits

The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Title

3.1	Entercom Communications Corp. Amended and Restated Bylaws (1)

99.1	Entercom Communications Corp.’s Press Release, issued February 21, 2008. (2)

(1)	Filed herewith.
(2)	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President - Operations
Chief Financial Officer

Dated: February 21, 2008

EXHIBIT INDEX

Exhibit No.	Title

3.1	Entercom Communications Corp. Amended and Restated Bylaws (1)

99.1	Entercom Communications Corp.’s Press Release, issued February 21, 2008. (2)

(1)	Filed herewith.
(2)	Furnished herewith.